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                                                                    EXHIBIT 3.12

                                  BY-LAW NO. 1

                       A by-law relating generally to the
                   transaction of the business and affairs of

                        BROWN SHOE COMPANY OF CANADA LTD

            BE IT ENACTED as a by-law of the Corporation as follows:

                                    ARTICLE 1
                                   DEFINITIONS

In this by-law and in all other by-laws of the Corporation unless the context otherwise requires:

         (a) "Act" means the Canada Business Corporations Act, as and from time to time amended;

         (b)      "Board" means the Board of Directors of the Corporation;

         (c)      "Corporation" means Brown Shoe Company of Canada Ltd;

         (d)      "Chairman" means the Chairman of the Board;

and terms not otherwise defined in this Article 1 shall have the respective meaning ascribed thereto in the Act.

                                    ARTICLE 2
                                      BOARD

         (a) The directors may by resolution fix the number of directors of the Board.

         (b) The number of directors on the Board may be changed from time to time by resolution of the directors.

                                    ARTICLE 3
                            MEETINGS OF SHAREHOLDERS

         (a) Place, Time and Notice. Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada and at such time as the Chairman or the President may determine. If all shareholders entitled to vote at the meeting so agree, a meeting of shareholders may be held outside Canada. Notice of the time and place of a meeting of the shareholders shall be sent not less than ten days before the date of the meeting.



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                                       2.



         (b) Procedure. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting - Chairman, President or a Vice-President. If no such officer be present within 15 minutes after the time fixed for holding the meeting, the persons present and entitled to vote thereat shall choose one of their number to be chairman. The Secretary of the Corporation shall be secretary of any meeting of shareholders, but if the Secretary is not present, the chairman of the meeting shall appoint some person who need not be a shareholder to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman of the meeting with the consent of the meeting.

         (c) Quorum, Voting and Adjournments. Two or more individuals present, each of whom is entitled to vote at a meeting of the shareholders either personally or as the proxy of the shareholders or as the individual authorized by a body corporate or association that is a shareholder entitled to vote thereat, and representing either in their own right or by proxy or as an individual so authorized, in the case of either an annual or a special meeting, not less than 50% in number of the outstanding registered shares of the Corporation carrying voting rights at such meeting shall constitute a quorum for an annual meeting of shareholders of the Corporation or for a special meeting of the shareholders of the Corporation or any class of them respectively.

         It at any such meeting a quorum is not present within 30 minutes after the time appointed for the meeting, then the meeting shall be adjourned to such date being not less than seven days later. At such adjourned meeting the holders of shares carrying voting rights who are present or represented shall constitute a quorum thereat and may transact the business for which the meeting was originally called notwithstanding that such quorum is not present throughout the meeting.

         If there is only one shareholder, the shareholder present in person or by proxy constitutes a meeting.

         (d) Right to Vote. At all meetings of shareholders each shareholder entitled to vote thereat, each proxyholder for a shareholder entitled to vote thereat and each individual authorized by a body corporate or association that is a shareholder entitled to vote thereat, who shall be present at such meeting, shall have on a show of hands one vote and, on a ballot, as many votes as are provided for by the Act.

         On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of the ballot so taken shall be the decision of the shareholders upon the said question.

         (e) Addresses of Shareholders. Every shareholder shall furnish to the Corporation an address to or at which all notices and documents intended for the shareholder shall be sent. If no address appears in the records of the Corporation, such notice or document may be sent to such address as may be considered by the Secretary of the Corporation to be the most likely to result in the notice or document reaching the shareholder.



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                                       3.


                                    ARTICLE 4
                              MEETINGS OF DIRECTORS

         (a) Place, Time and Notice. Immediately after the annual meeting of the shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

         Subject to the foregoing and to the provision of any resolution of the Board, meetings of the Board may be called at any time by the Chairman or the President and notice of the time and place for holding any meeting of the Board shall be given at least 48 hours prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or such other place within or outside of Ontario which shall have been fixed by the Board.

          In any case when it is considered by either the Chairman or the President in their discretion to be a matter or urgency that a directors' meeting be convened, he may give notice of a meeting of directors by telecopier or telephone not less than one hour before such meeting is to be held and such notice shall be adequate for the meeting so convened.

         (b) Quorum. The quorum for the transaction of business at any meeting of the Board shall consist of a majority of the Board.

         (c) Chairman. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting - Chairman, President or a Vice-President. If all such officers are absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting may vote as a director.

         (d) Votes to Govern. At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a second or casting vote.

                                    ARTICLE 5
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and



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                                       4.


         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                                    ARTICLE 6
                                     BY-LAWS

         By-law No. 1 of the Corporation in effect prior to the date hereof is revoked and repealed.

         ENACTED this 21st day of July, 2004.



/s/ Kenneth W. Gilbertson                   /s/ Michael I. Oberlander
------------------------------------        ------------------------------------
President                                   Secretary


RESOLVED that the foregoing by-law is confirmed by the sole shareholder of the
Corporation this      day of July, 2004.

                                      BROWN SHOE INTERNATIONAL, LLC


                                      /s/ Michael I. Oberlander
                                      --------------------------------------
                                      Name: Michael I. Oberlander
                                      Title: Vice President, General Counsel
                                             and Corporate Secretary



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                                  BY-LAW NO. 2

                   A by-law respecting the borrowing of money, the issuing of securities and the securing of liabilities by

                        BROWN SHOE COMPANY OF CANADA, LTD

            BE IN ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Canada Business Corporations Act (the "Act"), but subject to the articles and any unanimous shareholder agreement, the Board of Directors may from time to time on behalf of the Corporation, without authorization of the shareholders:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

         (c) to the extent permitted by the Act, give directly or indirectly financial assistance to any persons by means of a loan, guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person, or otherwise; and

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, note or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

                  Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

2. The Board may from time to time delegate to a director or an officer of the Corporation or any other person as may be designed by the Board all or any of the powers conferred on the Board by Section 1 above or by the Act to such extent and in such manner as the board may determine at the time of such delegation.

         ENACTED this 16th day of November, 2001.


/s/ Ronald A. Fromm                          /s/ Michael I. Oberlander
------------------------------------         -----------------------------------
President                                    Secretary



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RESOLVED that the foregoing is adopted by the directors as a by-law of the
Corporation this 16th day of November, 2001.


/s/ David H. Schwartz                     /s/ Richard C. Schumacher
---------------------------------         --------------------------------------
David H. Schwartz                         Richard C. Schumacher


/s/ Kenneth W. Gilbertson                 /s/ Barry J. Denby
---------------------------------         --------------------------------------
Kenneth W. Gilbertson                     Barry J. Denby


/s/ Jean Guy Vaudry
---------------------------------
Jean Guy Vaudry


RESOLVED that the foregoing by-law is confirmed by the shareholder of the Corporation this 16th day of November, 2001.


                                         BROWN GROUP INTERNATIONAL, INC.


                                         /s/ Richard C. Schumacher
                                         ---------------------------------------
                                         Name:  Richard C. Schumacher
                                         Title: Vice President